Exhibit 99(c)

LETTER OF TRANSMITTAL

INFINITY CORE ALTERNATIVE FUND

EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Shares in

INFINITY CORE ALTERNATIVE FUND

Tendered Pursuant to the Offer to Purchase

Dated May 31, 2019

THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY UMB FUND SERVICES, INC.

BY JUNE 27, 2019.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 11:59 P.M., EASTERN TIME, ON JUNE 27, 2019,

UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

Infinity Core Alternative Fund

c/o UMB Fund Services, Inc.

235 W. Galena Street

Milwaukee, WI 53212

Attention: Tender Offer Administrator

Phone: (877) 779-1999

Fax: (816) 860-3140

Letter of Transmittal Page 1 of 4

INFINITY CORE ALTERNATIVE FUND

Ladies and Gentlemen:

The undersigned hereby tenders to Infinity Core Alternative Fund, a closed-end, non-diversified management investment company organized as a statutory trust under the laws of the State of Maryland (the “Fund”), some or all of the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated May 31, 2019 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

A promissory note (the “Note”) for the value of the purchased Shares will be held by UMB Fund Services, Inc. (“UMBFS”) on behalf of the undersigned. Upon written request by the undersigned to UMBFS, UMBFS will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund. The initial payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal.

The Note will also reflect the “Post-Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer. Any Post-Audit Payment of cash due pursuant to the Note will also be made by wire transfer of the funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Shares will be based on the unaudited value of the Fund as of September 30, 2019, subject to an extension of the Offer as described in Section 8 of the Offer. The Post-Audit Payment will be payable within approximately 45 days after the completion of the Fund’s next annual audit. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL TO:

INFINITY CORE ALTERNATIVE FUND, c/o UMB FUND SERVICES, INC., 235 W. GALENA Street, MILWAUKEE, WI 53212, Attention: Tender Offer Administrator. FOR ADDITIONAL INFORMATION: PHONE: (877) 779-1999 OR FAX: (816) 860-3140.

Letter of Transmittal Page 2 of 4

LETTER OF TRANSMITTAL

Tender Date: September 30, 2019

Tender Expiration Date: 11:59 p.m. ET, June 27, 2019

PLEASE COMPLETE PARTS 1, 2, 3, AND 4

PLEASE FAX OR MAIL TO:
INFINITY CORE ALTERNATIVE FUND	FOR ADDITIONAL INFORMATION:
UMB Fund Services, Inc.	PHONE: (877) 779-1999
235 W. Galena St.	FAX: (816) 860-3140
Milwaukee, WI 53212

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS

Infinity Core Alternative Fund Acct #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Telephone Number:

Advisor Firm Name:
Advisor Rep Name
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – AMOUNT OF SHARES IN THE FUND BEING TENDERED:

[    ] Entire amount of Shares

[ ] Portion of Shares	$______________	or	______________ Number of Shares

The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Shares to have a NAV of less than $25,000 (except as a result of pro ration), the Board of Trustees of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum account balance is maintained or repurchase the remainder of the undersigned’s Shares in the Fund.

Letter of Transmittal Page 3 of 4

LETTER OF TRANSMITTAL

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

HOLDBACK PAYMENTS: Holdback payments will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact UMB Fund Services, Inc. (“UMBFS”) at the (877) 779-1999 for instructions.

PROMISSORY NOTE: The Note reflecting both the initial payment and the Post-Audit Payment portion of the purchase amount, as applicable, will be held by UMBFS on the undersigned’s behalf. Upon a written request by the undersigned to UMBFS, UMBFS will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 4 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED
SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE
BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 4 of 4